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                                                                   EXHIBIT 23(b)


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of the 2002 Stock Incentive Plan of Bancinsurance Corporation of our report dated March 13, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in Bancinsurance Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated March 13, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
June 25, 2002